                                                                    EXHIBIT 4.14




F.H.Zwinkels

                                            JAMES HARDIE INDUSTRIES N.V.

                                            Unit 04-07, Atrium Building
                                            Strawinskylaan 3077
                                            1077 ZX Amsterdam
                                            The Netherlands

                                            Telephone +31 20 3012988
                                            Fax +31 20 4042544

                                            Chamber of Commerce 34106455

Amsterdam, May 18,2003

Attachment to the assignment letter of F.H. Zwinkels:

Relative to any termination of the employment agreement F.H. Zwinkels declares that (i) as per the date that he has given written notice to terminate the employment agreement between him and James Hardie International Finance B.V. dated October 1st, 2001 or the Supervisory Board of James Hardie Industries N.V. gives written notice to terminate his duties as managing director and/or in his capacity as treasurer of James Hardie International Finance B.V. he shall refrain from the performance of any duties regarding his capacity as managing director and/or treasurer of James Hardie International Finance N.V, and (ii) that as per the date that he has given written notice to terminate the employment agreement between him and James Hardie International Finance B.V. or the Supervisory Board of James Hardie Industries N.V. gives written notice that it no longer wishes him to serve in his capacity as member of the Board, he resigns as member of the Managing Board of James Hardie Industries N.V. and he resigns as member of the (Managing) Board of any subsidiary.

Thus agreed and signed May 18, 2003

                                      On behalf of James Hardie Industries N.V.,

/s/ Folkert H. Zwinkels
------------------------
Folkert H. Zwinkels                   /s/ Peter Macdonald
                                      -----------------------------------------
                                      Peter Macdonald